UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2022

B. RILEY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37503	27-0223495
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

11100 Santa Monica Blvd., Suite 800

Los Angeles, CA 90025

310 - 966-1444

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RILY	Nasdaq Global Market
Depositary Shares, each representing a 1/1000th fractional interest in a 6.875% share of Series A Cumulative Perpetual Preferred Stock	RILYP	Nasdaq Global Market
Depositary Shares, each representing a 1/1000th fractional interest in a 7.375% share of Series B Cumulative Perpetual Preferred Stock	RILYL	Nasdaq Global Market
6.50% Senior Notes due 2026	RILYN	Nasdaq Global Market
6.375% Senior Notes due 2025	RILYM	Nasdaq Global Market
6.75% Senior Notes due 2024	RILYO	Nasdaq Global Market
6.00% Senior Notes due 2028	RILYT	Nasdaq Global Market
5.50% Senior Notes due 2026	RILYK	Nasdaq Global Market
5.25% Senior Notes due 2028	RILYZ	Nasdaq Global Market
5.00% Senior Notes due 2026	RILYG	Nasdaq Global Market

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 20, 2022, B. Riley Retail Solutions WF, LLC, B. Riley Retail, Inc. and B. Riley Retail Canada, ULC, each an indirect subsidiary of B. Riley Financial, Inc. (the “Company”), in each such party’s capacity as a borrower (collectively, the “Borrowers”) entered into a Third Amended & Restated Credit Agreement which allows for borrowings up to $200.0 million with Wells Fargo Bank, National Association and Wells Fargo Capital Finance Corporation Canada (such parties, collectively, the “Lenders”, and such credit agreement, as amended, the “Credit Agreement”). B. Riley Retail Solutions, LLC, a subsidiary of the Company, and the Company (together with the Borrowers, collectively, the “Credit Parties”) are guarantors of certain obligations under the Credit Agreement and acknowledged and agreed to the provisions of the Credit Agreement.

The Credit Agreement, among other things:

●	extends the maturity of the credit facility under the Credit Agreement from April 21, 2022 to April 20, 2027;

●	lowers the percentages for success fees payable to the Lenders in connection with liquidation service contracts funded under the Credit Agreement from a range of 2.5% to 17.5% to a range of 1% to 10% of the net profits, if any, earned on such engagements as set forth therein;

●	adds a funding fee payable to the Lenders in connection with any borrowings or letter of credit issuances with a range of 0.05% to 0.20% of the funded amount;

●	replaces LIBOR with the Secured Overnight Funding Rate (SOFR), without a credit adjustment spread to LIBOR, as the floating benchmark for determining the applicable interest rate under the Credit Agreement;

●	replaces the 0.15% unused line fee with a flat $50,000 administrative fee paid annually to the Lenders; and

●	revises $25,000 work fee payable to Lenders in connection with funding requests to provide that any such work fees are refunded or rebated to the Company if the applicable requested funding is actually made in connection with a liquidation sales agreement.

The above description of the Credit Agreement does not purport to be complete and it is qualified in its entirety by reference to the Credit Agreement itself, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein in its entirety by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Third Amended and Restated Credit Agreement, dated as of April 20, 2022, by and among B. Riley Retail Solutions WF, LLC, B. Riley Retail, Inc., B. Riley Retail Canada, ULC, Wells Fargo Bank, National Association and Wells Fargo Capital Finance Corporation Canada
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 22, 2022	B. RILEY FINANCIAL, INC.

	By:	/S/ Phillip J. Ahn
	Name:	Phillip J. Ahn
	Title:	Chief Financial Officer and Chief Operating Officer

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